Exhibit 4.16

ABENGOA YIELD PLC,
AS ISSUER

ABENGOA CONCESSIONS PERU S.A.
ABENGOA SOLAR US HOLDINGS INC.
ABENGOA SOLAR HOLDINGS USA INC.,
AS ORIGINAL GUARANTORS

ABENGOA CONCESSIONS INFRASTRUCTURES, S.L.U.
ACT HOLDING, S.A. DE C.V.,
AS ADDITIONAL GUARANTORS

THE BANK OF NEW YORK MELLON,
AS TRUSTEE, REGISTRAR, PAYING AGENT AND TRANSFER AGENT

AND

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,
AS LUXEMBOURG PAYING AGENT AND LUXEMBOURG TRANSFER AGENT

First Supplemental Indenture
Dated as of July 28, 2015

$255,000,000
7.000% Senior Notes due 2019

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 28, 2015, among Abengoa Yield plc, incorporated as a public limited company under the laws of England and Wales (the “Issuer”), Abengoa Concessions Peru S.A., Abengoa Solar US Holdings Inc. and Abengoa Solar Holdings USA Inc. (together, the “Original Guarantors”), Abengoa Concessions Infrastructures, S.L.U. and ACT Holding, S.A. de C.V. (together, the “Additional Guarantors”), The Bank of New York Mellon as Trustee (the “Trustee”), as registrar (the “Registrar”), as paying agent (the “Paying Agent”) and as transfer agent (the “Transfer  Agent”), and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent (the “Luxembourg Agent” and, collectively, the “Agents”).

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to The Bank of New York Mellon, as trustee, an indenture (the “Original Indenture”), dated as of November 17, 2014 providing for the issuance of U.S.$255,000,000 7.000% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 10.08(ii) of the Original Indenture provides that the Issuer shall procure that each of its Subsidiaries that becomes a guarantor of Issuer Indebtedness after the Issue Date become a Guarantor; and

WHEREAS, Section 9.0l(vi) of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may modify, amend or supplement the Original Indenture to add a Guarantor under the Original Indenture without the consent of any Holder of the Notes;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Original  Guarantors, the Additional Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.   CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.

2.   AGREEMENT TO GUARANTEE. The Additional Guarantors hereby agree to become Guarantors of the Issuer’s obligations under the Original Indenture on the terms set out in the Original Indenture, including but not limited to Article Ten thereof.

3.   EFFECT OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof.

4.   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of  the Issuer  or the Guarantors under the Notes, the Original Indenture, this Supplemental Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting to hold a Note shall waive and release all such  liability.  The waiver  and release shall be part of the consideration for issuance of the Notes. The waiver  may  not be effective to waive liabilities under U.S. federal securities laws.

6.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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7.   COUNTERPARTS . The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.   EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.   THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors party hereto.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ABENGOA YIELD PLC
as Issuer

By:	/s/ Javier Garoz
Name:	Javier Garoz
Title:	Chief Executive Officer

By:
Name:
Title:

ABENGOA CONCESSIONS PERU S.A.
as Original Guarantor

By:	/s/ Eduard Soler
Name:	Eduard Soler
Title:	Attorney In Fact

By:	/s/ Maria Jorge
Name:	Maria Jorge
Title:	Attorney In Fact

ABENGOA SOLAR US HOLDINGS INC.
as Original Guarantor

By:	/s/ Javier Garoz
Name:	Javier Garoz
Title:	Attorney In Fact

By:
Name:
Title:

[Signature page to 2019 Notes Supplemental Indenture]

ABENGOA SOLAR HOLDINGS USA INC.
as Original Guarantor

By:	/s/ Javier Garoz
Name:	Javier Garoz
Title:	Attorney In Fact

By:
Name:
Title:

ABENGOA CONCESSIONS INFRASTRUCTURES, S.L.U.
as Additional Guarantor

By:	/s/ Javier Garoz
Name:	Javier Garoz
Title:	Attorney In Fact

By:
Name:
Title:

ACT HOLDING, S.A. DE C.V.
as Additional Guarantor

By:	/s/ Javier Garoz
Name:	Javier Garoz
Title:	Attorney In Fact

By:
Name:
Title:

[Signature page to 2019 Notes Supplemental Indenture]

THE BANK OF NEW YORK MELLON
as Trustee, Registrar, Paying Agent and Transfer Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:
Name:
Title:

[Signature page to 2019 Notes Supplemental Indenture]